KINETICS MUTUAL FUNDS, INC.
FIFTH AMENDMENT TO THE SUB-DISTRIBUTION AGREEMENT

THIS FIFTH AMENDMENT dated as of this 9th day of June 2017, to the Sub-Distribution Agreement, dated as of September 20, 2000, as amended December 15, 2005, March 5, 2007, December 6, 2007 and December 18, 2009, is entered into by and among Kinetics Mutual Funds, Inc., a Maryland corporation, Kinetics Funds Distributor LLC, (the “Distributor”) and Quasar Distributors, LLC, a Delaware limited liability company (the “Sub-Distributor”).

RECITALS

WHEREAS, the parties have entered into a Sub-Distribution Agreement (the “Agreement”); and

WHEREAS, the parties desire to amend said Agreement; and

WHEREAS, the Agreement allows for its amendment by a written instrument executed by the parties;

NOW, THEREFORE, the parties agree as follows:

Schedule A of the Agreement is hereby superseded and replaced with Schedule A attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

KINETICS MUTUAL FUNDS, INC.	QUASAR DISTRIBUTORS, LLC

By: /s/ Jay Kesslen	By: /s/ James Schoenike
Name: Jay Kesslen	Name: James Schoenike
Title: Vice President	Title: President

KINETICS FUNDS DISTRIBUTOR LLC

By: /s/ Russell Grimaldi
Name: Russell Grimaldi
Title: Associate General Counsel

SCHEDULE A
to the
SUB-DISTRIBUTION AGREEMENT
by and among

Kinetics Mutual Funds, Inc.
Kinetics Funds Distributor, Inc.
and
Quasar Distributors, LLC
at June 9, 2017

Names of Funds

The Internet Fund – No Load Class
The Internet Fund – Advisor Class A
The Internet Fund – Advisor Class C
The Internet Fund – Institutional Class
The Global Fund – No Load Class
The Global Fund – Advisor Class A
The Global Fund – Advisor Class C
The Global Fund – Institutional Class
The Paradigm Fund – No Load Class
The Paradigm Fund – Advisor Class A
The Paradigm Fund – Advisor Class C
The Paradigm Fund – Institutional Class
The Medical Fund – No Load Class
The Medical Fund – Advisor Class A
The Medical Fund – Advisor Class C
The Medical Fund – Institutional Class
The Small Cap Opportunities Fund – No Load Class
The Small Cap Opportunities Fund – Advisor Class A
The Small Cap Opportunities Fund – Advisor Class C
The Small Cap Opportunities Fund – Institutional Class
The Market Opportunities Fund – No Load Class
The Market Opportunities Fund – Advisor Class A
The Market Opportunities Fund – Advisor Class C
The Market Opportunities Fund – Institutional Class
The Multi-Disciplinary Income Fund – No Load Class
The Multi-Disciplinary Income Fund – Advisor Class A
The Multi-Disciplinary Income Fund – Advisor Class C
The Multi-Disciplinary Income Fund – Institutional Class
The Alternative Income Fund – No Load Class
The Alternative Income Fund – Advisor Class A
The Alternative Income Fund – Advisor Class C
The Alternative Income Fund – Institutional Class
The Spin-off and Corporate Restructuring Fund – No Load Class
The Spin-off and Corporate Restructuring Fund – Advisor Class A
The Spin-off and Corporate Restructuring Fund – Advisor Class C
The Spin-off and Corporate Restructuring Fund – Institutional Class